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                                                                    Exhibit 10.4




                         [BIOKEYS PHARMACEUTICALS LOGO]




Mr. Donald L. Ferguson                                           August 20, 2001
Senior Executive Vice President
BioDelivery Sciences, Inc.
UMDNJ New Jersey Medical School
Building 4
185 South Orange Avenue
Newark, New Jersey 07103


Dear Don:

Per our conversation today, and pertaining to my discussions with Dr. Frank O'Donnell last week and today, I am writing to you to respond to your request for funding of BioDelivery Sciences, Inc. (BDSI) for its portion of the EradicAide Vaccine Project (EVP), the proposed budget and description which were delineated in your correspondence to me on July 31, 2001.

In order for Biokeys Pharmaceuticals, Inc. (BKP) to enter this development project, we felt it necessary to contemplate potential commercialization of our peptides in conjection with technology from BDSI and to propose payout guidelines for BDSI, based upon its level of technology contribution for the final EradicAide product.

TERMS OF THE ERADICAIDE AGREEMENT

Funding -
---------

BKP agrees that it shall finance an initial $35,000.00 of BDSI's portion of the EradicAide Vaccine Project (EVP) budget on August 22, 2001, and assume all financial risk for that funding.

BDSI shall reimburse BKP for financing of BDSI's portion of the EVP, if funding by the Department of Health and Human Services occurs for the Phase I Grant Application submitted by BDSI on July 31, 2001. In the absence of such government funding, BKP shall continue funding of the EVP to the best of its ability, at its sole discretion.

BKP has previously funded M.D. Anderson Cancer Center for EradicAide development. Budget from that funding will be used by M.D. Anderson to support its portion of the budget for the EVP, subject to reimbursement to BKP by BDSI if Phase I Grant funding occurs.

Product Development -
---------------------

BKP wishes to use a combination of liposomes or cochleates in conjunction with Sendai vital proteins and its HIV synthetic peptides to create an EradicAide HIV Vaccine.



   9948 Hibert Street, Suite 100, San Diego, California 92131 P: 858-271-9671
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The EVP will be used to research and develop such formulation(s) of EradicAide
HIV Vaccine to determine feasibility for human clinical trials and eventual marketing.

BKP proposes that successful development of EradicAide HIV Vaccine could result in various types of formulations based upon an injectable or oral dosage form:

     1) HIV synthetic peptides + Sendai Proteins + liposomes or cochleates in an injectable form

     2) HIV synthetic peptides + Sendai Proteins + liposomes or cochleates in an oral form

Sales & Marketing-

BKP OUTLICENSING OF ERADICAIDE

If BKP enters into an outlicensing agreement for marketing of EradicAide, it expects to receive a royalty on sales.

          BKP would pay BDSI a 10% royalty on its net adjusted royalty received from its marketing partner for the injectable form of EradicAide [1) above].

          BKP would pay BDSI a 20% royalty on its net adjusted royalty received from its marketing partner for the oral form of EradicAide [2) above].

DIRECT MARKETING OF ERADICAIDE

If BKP directly markets EradicAide, it expects to undertake significant expenses, but increase its profit opportunity. Under a direct marketing program, BKP would agree to enter into a profit sharing agreement, adjusted for development, manufacturing, royalty and marketing expenses, with BDSI.

          BKP would share profit at a 15% rate for an injectable form of EradicAide.

          BKP would share profit at a 20% rate for a non-proprietary (liposomal) oral form of EradicAide.

          BKP would share profit at a 30% rate for a cochleate oral form of EradicAide.

Don, I consider the signing of this letter as binding for the EradicAide Vaccine Project and a good faith proposal regarding a potential future royalty or profit-sharing agreement for a marketed EradicAide Vaccine. As we proceed with the project at hand, and make additional progress with GlaxoSmithKline, I suggest we continue dialogue as we better understand what it will take to integrate our technologies and produce a product for human use under an approved IND.

FOR BIOKEYS PHARMACEUTICALS, INC.

NicholasJVirca                         Aug 20, 2001
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Nicholas Jon Virca                         Date
President & CEO

FOR BIODELIVERY SCIENCES INC.

/s/ Donald L. Ferguson                 8/21/01
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Donald L. Ferguson                         Date
Senior Executive Vice President